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                                                                    EXHIBIT 23.1





CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Equity Inns, Inc. on Form S-3 (File No. 333-47761) of our report dated January 22, 1998, on our audits of the consolidated financial statements and financial statement schedule of Equity Inns, Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997 which report is included in Equity Inns' Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."



 /s/ COOPERS & LYBRAND L.L.P.


Memphis, Tennessee
April 6, 1998